Exhibit 99.1

Contact Information:

Katie Gilroy

T: 781-418-3345/E: Investor.Services@keurig.com

Keurig Green Mountain Appoints José Octavio Reyes Lagunes to its Board of Directors

WATERBURY, Vt., August 27, 2014 — Keurig Green Mountain, Inc. (Keurig) (NASDAQ: GMCR), a leader in specialty coffee, coffee makers, teas and other beverages with its innovative  brewing technology, today announced the appointment of José Octavio Reyes Lagunes, retired Vice Chairman of The Coca-Cola Export Corporation, to its Board of Directors effective August 25, 2014.

“We are very pleased to add an executive of Mr. Reyes’ caliber to our Board of Directors,” stated Norm Wesley, Keurig’s Chairman of the Board of Directors. “José’s significant experience in the cold beverage industry and his global perspective make him an ideal addition to the Board of Keurig as we look forward to the introduction of our Keurig Cold beverage system and to growth opportunities outside of North America for both our Keurig Cold and our Keurig hot beverage systems.”

Effective immediately Mr. Reyes will be a Class I Director with a term that expires at the Company’s 2015 Annual Meeting where he will stand for election by stockholders.  Mr. Reyes’ appointment increases the composition of Keurig’s Board of Directors to 12 members, 11 of whom are independent with diverse experience from companies including Fortune Brands, American Express, Kellogg Company, Credit Suisse Group AG, and The Proctor & Gamble Company, among others.

Biography Information

José Octavio Reyes Lagunes, 62, retired as Vice Chairman of The Coca-Cola Export Corporation in April of 2014. Prior to his most recent role at The Coca-Cola Export Corporation which he had held since 2012 and where he was responsible for mentoring system leaders around the globe and leading efforts to implement key initiatives of The Coca-Cola Company’s 2020 Vision, Mr. Reyes served as President of the Latin America Group of The Coca-Cola Company from 2002 to 2012.  Mr. Reyes began his career with The Coca-Cola Company in 1980 at Coca-Cola de México as Manager of Strategic Planning. In 1987, he was appointed Manager of the Sprite and Diet Coke brands at corporate headquarters in Atlanta. Mr. Reyes moved to Brazil in 1990 as Marketing Director for the Brazil Division and subsequently was named Marketing and Operations Vice President for the Mexico Division. Mr. Reyes then became Deputy Division President for the Mexico Division in 1996, and was named its President later that year.

Mr. Reyes holds a Bachelor of Science in Chemical Engineering from the Universidad Autónoma de México and a Master of Business Administration (MBA) from the Instituto Tecnológico de Estudios Superiores de Monterrey, both in his native Mexico. He currently serves on the Boards of Directors of MasterCard Worldwide, Coca-Cola Hellenic Bottling Co., Comex Paints and the Papalote Children’s Museum in Mexico City.

About Keurig Green Mountain, Inc.
As a leader in specialty coffee, coffee makers, teas and other beverages, Keurig Green Mountain (Keurig) (NASDAQ: GMCR), is recognized for its award-winning beverages, innovative brewing technology, and socially responsible business practices. The Company has inspired consumer passion for its products by revolutionizing beverage preparation at home and in the workplace. Keurig supports local and global communities by investing in sustainably-grown coffee and by its active involvement in a variety of social and environmental projects. By helping consumers drink for themselves, we believe we can brew a better world. For more information visit: www.KeurigGreenMountain.com. To purchase Keurig® products visit: www.Keurig.com or www.Keurig.ca.

Keurig routinely posts information that may be of importance to investors in the Investor Relations section of its website, www.KeurigGreenMountain.com, including news releases and its complete financial statements, as filed with the SEC. The Company encourages investors to consult this section of its website regularly for important information and news. Additionally, by subscribing to the Company’s automatic email news release delivery, individuals can receive news directly from Keurig as it is released.

Forward-Looking Statements
Certain information in this press release constitutes “forward-looking statements.” Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could,” “may,” “aims,” “intends,” or “projects.” However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These statements may relate to: the expected impact of raw material costs and our pricing actions on our results of operations and gross margins, expected trends in net sales and earnings performance and other financial measures, the expected productivity and working capital improvements, the success of introducing and producing new product offerings, the impact of foreign exchange fluctuations, the adequacy of internally generated funds and existing sources of liquidity, such as the availability of bank financing, the expected results of operations of businesses acquired by us, our ability to issue debt or additional equity securities, our expectations regarding purchasing shares of our common stock under the existing authorizations, projections of payment of dividends, the impact of the inquiry initiated by the SEC and any related litigation or additional governmental inquiry or enforcement proceedings, and the impact of any pending or future antitrust litigation. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in Part II, “Item 1A. Risk Factors” in our Form 10-Q filed with the Securities and Exchange Commission for the thirteen weeks ended June 28, 2014, and Part II “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our fiscal 2013 Annual Report filed on Form 10-K, as amended, and elsewhere in those reports and those described from time to time in our future reports filed with the Securities and Exchange Commission.

KGM-G, KGM-US, KGM-CA